EXHIBIT 99.1

News Release
Cliffs Natural Resources Inc. Announces its First HBI Production Plant in the Great Lakes Region
CLEVELAND - June 15, 2017 - Cliffs Natural Resources Inc. (NYSE: CLF) announced today that it has selected a site in Toledo, Ohio for the development of its first hot briquetted iron (HBI) production plant. Midrex Technologies was selected to design, engineer and procure equipment for the new plant, which will have the nominal capacity to produce 1.6 million tons of HBI per year.
Lourenco Goncalves, Chairman, President and Chief Executive Officer, said, “Today’s announcement marks a very important strategic milestone for Cliffs as we begin to implement our plans to be the sole producer of high-quality HBI for the EAF steel market in the Great Lakes region. We look forward to the strong margin and earnings potential this new product will generate for Cliffs shareholders.” Mr. Goncalves added: “We thank Governor John Kasich, JobsOhio and a number of local partners in the Toledo community for their efforts to help advance this project, including an offer of approximately $30 million in grants and other financial incentives. We will continue to work closely with the State of Ohio through the environmental permitting process, and are excited to bring a significant number of high-paying jobs to Ohio.”
Ohio Governor John R. Kasich stated, “This is great news for Toledo and we’re pleased that Cliffs chose Ohio for their new investment. In addition to our strategic location and strong business climate, our low-cost natural gas resources give job creators in this industry a competitive advantage, something Cliffs recognized when considering sites for this new technology.”
JobsOhio President and Chief Investment Officer John Minor said he was thrilled Cliffs chose Ohio for this investment. “The Toledo Ironville Terminal site is a great location for this first direct reduced iron project in the Great Lakes Region,” said Minor. “JobsOhio, along with our regional partner RGP, the Toledo-Lucas County Port Authority and the City of Toledo are looking forward to supporting Cliffs as they construct this landmark facility that will create 130 permanent jobs and more than 1,200 construction jobs over the next two years."
The estimated investment in the entire project is approximately $700 million, and Cliffs is currently in discussions with several passive financial partners. Cliffs anticipates breaking ground for the construction of the HBI production plant in early 2018, with the production of commercial tonnage of HBI beginning in mid-2020. Cliffs considers the brownfield site at the Port of Toledo a premier location for development due to its relative proximity to several future customers, as well as its logistics advantages, including affordable gas availability and access by multiple rail carriers.

CLIFFS NATURAL RESOURCES INC. 200 PUBLIC SQUARE SUITE 3300 CLEVELAND, OH 44114-2544

About Cliffs Natural Resources Inc.
Cliffs Natural Resources Inc. is a leading mining and natural resources company. Founded in 1847, Cliffs Natural Resources Inc. is recognized as the largest and oldest independent iron ore mining company in the United States. The Company is a major supplier of iron ore pellets to the North American steel industry from its mines and pellet plants located in Michigan and Minnesota. Cliffs also operates an iron ore mining complex in Western Australia. Driven by the core values of safety, social, environmental and capital stewardship, Cliffs' employees endeavor to provide all stakeholders operating and financial transparency. For more information, visit http://www.cliffsnaturalresources.com.
Forward-Looking Statements
This report contains statements that constitute "forward-looking statements" within the meaning of the federal securities laws. As a general matter, forward-looking statements relate to anticipated trends and expectations rather than historical matters. Forward-looking statements are subject to uncertainties and factors relating to Cliffs’ operations and business environment that are difficult to predict and may be beyond our control. Such uncertainties and factors may cause actual results to differ materially from those expressed or implied by the forward-looking statements. These statements speak only as of the date of this report, and we undertake no ongoing obligation, other than that imposed by law, to update these statements. Uncertainties and risk factors that could affect Cliffs’ future performance and cause results to differ from the forward-looking statements in this report include, but are not limited to: uncertainty and weaknesses in global economic conditions, including downward pressure on prices caused by oversupply or imported products, the impact of any reduced barriers to trade, the outcomes of recently filed and forthcoming trade cases, reduced market demand and any change to the economic growth rate in China; continued volatility of iron ore and steel prices and other trends, including the supply approach of the major iron ore producers, affecting our financial condition, results of operations or future prospects, specifically the impact of price-adjustment factors on our sales contracts; our level of indebtedness could limit cash flow available to fund working capital, capital expenditures, acquisitions and other general corporate purposes or ongoing needs of our business; availability of capital and our ability to maintain adequate liquidity; our ability to successfully conclude the CCAA process in a manner that minimizes cash outflows and associated liabilities; the impact of our customers reducing their steel production due to increased market share of steel produced using other methods or lighter-weight steel alternatives; uncertainty relating to restructurings in the steel industry and/or affecting the steel industry; the outcome of any contractual disputes with our customers, joint venture partners or significant energy, material or service providers or any other litigation or arbitration; the ability of our customers and joint venture partners to meet their obligations to us on a timely basis or at all; problems or uncertainties with productivity, tons mined, transportation, mine-closure obligations, environmental liabilities, employee-benefit costs and other risks of the mining industry; our ability to reach agreement with our customers regarding any modifications to sales contract provisions, renewals or new arrangements; our actual levels of capital spending; our ability to successfully diversify our product mix and add new customers beyond our traditional blast furnace clientele; our actual economic iron ore reserves or reductions in current mineral estimates, including whether any mineralized material qualifies as a reserve; our ability to cost-effectively achieve planned production rates or levels including, at our HBI production plant; our ability to successfully identify and consummate any strategic investments or development projects, including our HBI production plant; our ability to obtain the investments necessary for our HBI production plant; changes in sales volume or mix; events or circumstances that could impair or adversely impact the viability of a mine and the carrying value of associated assets, as well as any resulting impairment charges; our ability to maintain appropriate relations with unions and employees; impacts of existing and increasing governmental regulation and related costs and liabilities, including failure to receive or maintain required operating and environmental permits, approvals, modifications or other authorization of, or from, any governmental or regulatory entity and costs related to implementing improvements to ensure compliance with regulatory changes; uncertainties associated with natural disasters, weather conditions, unanticipated geological conditions, supply or price of energy, equipment failures and other unexpected events; adverse changes in currency values, currency exchange rates, interest rates and tax laws; risks related to international operations; and the potential existence of significant deficiencies or material weakness in our internal control over financial reporting.

MEDIA CONTACT: Patricia Persico Director, Corporate Communications (216) 694-5316	INVESTOR CONTACT: Paul Finan Director, Investor Relations (216) 694-6544
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CLIFFS NATURAL RESOURCES INC. 200 PUBLIC SQUARE SUITE 3300 CLEVELAND, OH 44114-2544